Exhibit 99.1

Planned Appalachian Gathering Joint Venture
Between Eureka Hunter Pipeline and DCP Midstream
in West Virginia and Ohio

FOR IMMEDIATE RELEASE - Houston, TX— (Market Wire) — September 16, 2010–   Magnum Hunter Resources Corporation (NYSE Amex: MHR and MHR-PC) (Magnum Hunter, or the Company) announced today that a wholly-owned subsidiary, Eureka Hunter Pipeline, LLC (Eureka Hunter Pipeline), and DCP Midstream Partners, LP (NYSE: DPM) and its sponsor, DCP Midstream, LLC (together, DCP), have entered into a Letter of Intent to create a natural gas gathering joint venture (the Gathering JV) between Eureka Hunter Pipeline and DCP for the gathering of natural gas in West Virginia and Ohio.
Proposed JV Terms

The proposed Gathering JV will construct, own and operate certain natural gas gathering assets for natural gas produced in Western West Virginia and Eastern Ohio. Magnum Hunter and DCP will each own 50 percent of the proposed Gathering JV. The estimated total construction cost to complete the initial gathering pipeline facilities is approximately $35 million, with Magnum Hunter funding approximately $12.5 million of that amount and DCP funding approximately $22.5 million. Terms for the Gathering JV also include a $5 million payment by DCP to Magnum Hunter at closing for certain rights of way that are being contributed by the Company and are in excess of the initial gathering pipeline project.

Once the initial facility is constructed, the two JV partners plan to fund the Gathering JV’s future capital requirements for expansion facilities on a 50/50 cost basis. Closing of the proposed joint venture, which is expected to occur during the fourth quarter of 2010, is subject to the negotiation, execution and board approval of definitive documentation and receipt of customary third party consents and approvals.

Operational Update

Magnum Hunter, through its wholly-owned subsidiary, Triad Hunter LLC, owns over 88,000 net mineral acres in Ohio, West Virginia and Kentucky, including approximately 42,000 net acres of prospective Marcellus Shale acreage located in northwestern West Virginia. The Company has identified over 25 horizontal drilling locations across its prospective Marcellus Shale acreage position. Magnum Hunter has recently completed drilling the vertical portions of its first two Marcellus Shale wells (100% Working Interest), the Weese Hunter #1001 and #1002, located in Tyler County, West Virginia. A third party drilling rig has recently begun drilling the lateral sections of both wells.

The gas gathering capacity of the initial facilities constructed by the Gathering JV will be approximately 200 million cubic feet of gas per day. The initial facilities are expected to begin gathering approximately in the 20 to 30 million cubic feet of gas per day range in fourth quarter of this year. This first phase of the system will allow Magnum Hunter to flow natural gas discovered in both the Weese Hunter #1001 and #1002 wells immediately to sales via a tap to Dominion Field Services, and will provide gas gathering services to third party natural gas producers in the vicinity where gas is currently shut-in due to limited pipeline infrastructure.

Management Comments

Gary C. Evans, chairman and CEO of Magnum Hunter Resources Corporation, commented, “Magnum Hunter is very excited to announce this proposed Gathering JV with DCP. After evaluating many proposals from a number of midstream players over the last seven months, we have chosen to partner with DCP due to a combination of reasons. DCP has an industry leading position in natural gas gathering and has extensive midstream operations, broad project development and service capabilities which include both upstream and downstream customer relationships. The proposed Gathering JV is designed to accomplish three key objectives for Magnum Hunter: (i) assure the Company of firm gathering service for its incrementally increasing equity natural gas production volumes as we begin ramping up our Marcellus Shale horizontal drilling program on our significant acreage position over the next several years; (ii) significantly reduce the amount of incremental capital that Magnum Hunter will require going forward for investment in future midstream projects in the region; and (iii) allow the Company to retain a significant equity stake in the gas gathering infrastructure developed in areas of West Virginia and Ohio where limited gas gathering pipeline capacity and facilities exist. The proposed Gathering JV should also create additional opportunities for Magnum Hunter to form new upstream joint ventures that would allow us to further expand our Marcellus Shale ownership interest in the general vicinity of the new pipeline system.”

Tom O’Connor, chairman of DCP Midstream Partners, LP, and chairman, president and CEO of DCP Midstream, LLC, stated, “We are excited about the proposed Gathering JV with Magnum Hunter Resources that would expand DCP's natural gas gathering presence in the prolific Marcellus Shale play. It is an excellent opportunity to build on our recently announced entry into the Marcellus through the strategic alliance with EQT Corporation in the Appalachian Basin. This proposed Gathering JV demonstrates our ability to facilitate additional investment opportunities to meet the rapidly growing needs for not only Magnum Hunter, but also other producers. We are very pleased to be working with the management team at Magnum Hunter."

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big four” emerging shale plays in the United States.

For more information, please view our Web site at http://www.magnumhunterresources.com/

About DCP Midstream Partners, LP and DCP Midstream, LLC

DCP Midstream Partners, LP (NYSE:DPM) is a midstream master limited partnership that gathers, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips. For more information, visit the DCP Midstream Partners, LP Web site at http://www.dcppartners.com.

DCP Midstream, LLC, headquartered in Denver, Colorado, leads the midstream segment as one of the nation’s top three largest natural gas gatherers and processors, and one of the largest natural gas liquids producer and marketers in the U.S. DCP Midstream operates in 18 states across producing regions. DCP Midstream is a 50:50 joint venture between Spectra Energy and ConocoPhillips. The Company owns the General Partner of DCP Midstream Partners, LP, a master limited partnership, and provides operational and administrative support to the partnership. For more information, visit the DCP Midstream, LLC Web site at www.dcpmidstream.com.

Magnum Hunter Resources Corp. Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to the expected terms of the proposed joint venture, the expected timing of the closing of the proposed joint venture, the expected capital expenditures of the proposed joint venture and the expected completion of the phases of the Eureka Hunter Pipeline system. These forward looking statements also include statements relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statement generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumption, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. These factors are in addition to the risks described in our public filings made from time to time with the Securities and Exchange Commission. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results made differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

DCP Midstream Partners, LP Forward-Looking Statement

This press release contains forward-looking statements as defined under the federal securities law regarding DCP Midstream Partners, LP, including expectations of plans, objectives, strategies, the expected terms of the joint venture, the expected timing of the joint venture and expected capital expenditures involving the joint venture. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP Midstream Partners, LP’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the DCP Midstream Partners, LP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. DCP Midstream Partners, LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

Magnum Hunter Contact:	M. Bradley Davis
Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545

DCP Midstream Partners, LP and DCP Midstream, LLC Contact:	Roz Elliott rlelliot@dcpmidstream.com (303) 605-1707 (303) 882-1703